Exhibit 99.1

FOR IMMEDIATE RELEASE
December 23, 2025	Nasdaq Capital Markets - GTIM

GOOD TIMES RESTAURANTS REPORTS RESULTS FOR
THE FISCAL 2025 FOURTH QUARTER AND FISCAL YEAR ENDED SEPTEMBER 30, 2025

(GOLDEN, CO) Good Times Restaurants Inc. (Nasdaq: GTIM), operator of Bad Daddy’s Burger Bar and Good Times Burgers & Frozen Custard, today reported financial results for the fiscal fourth quarter and fiscal year ended September 30, 2025.

Highlights of the Company’s financial results include:

•	Total Revenues decreased 0.5% to $141.6 million for the year compared to the previous fiscal year. Total Restaurant Sales for Good Times restaurants were $39.2 million for the year and for Bad Daddy’s restaurants were $101.4 million for the year.

•	Total Restaurant Sales for company-owned restaurants decreased $2.0 million to $33.6 million for the fourth quarter compared to the same prior year fourth quarter and decreased $0.9 million to $140.6 million for the year compared to the previous fiscal year.

•	Same Store Sales[1] for Good Times restaurants decreased 6.6% for the fourth quarter compared to the prior-year fourth quarter and decreased 5.0% for the year compared to the 2024 fiscal year.

•	Same Store Sales[1] for Bad Daddy’s restaurants decreased 4.6% for the fourth quarter compared to the prior-year fourth quarter and decreased 2.1% for the year compared to the 2024 fiscal year.

•	Net Loss Attributable to Common Shareholders was $3 thousand for the fourth quarter. Net Income Attributable to Common Shareholders was $1.0 million for the fiscal year.

•	Adjusted EBITDA[2] (a non-GAAP measure) was ($0.1) million for the fourth quarter and $4.3 million for the fiscal year.

Ryan M. Zink, the Company’s Chief Executive Officer, said, “The second half of the 2025 fiscal year marked weakness in sales at both brands though Bad Daddy’s exhibited greater resilience in markets outside of Colorado, where for both the year and the quarter same store sales performed better than the consolidated results by nearly 100 basis points and better than the Colorado results by nearly 300 basis points. We have seen sequential Same Store Sales improvement during the first quarter of fiscal 2026 at both concepts, and at Bad Daddy’s, most specifically in the Colorado restaurants. Our Good Times team is laser-focused on increasing Same Store Sales while at the same time improving restaurant-level margins, which we expect both in food and beverage cost as well as in restaurant labor costs.”

“We have adjusted our advertising and promotional strategies at both brands and will continue to fine-tune those to better reach our guests and drive improved traffic to our restaurants. Most notably, we have included streaming video advertising in the media mix at both brands and launched a new branding campaign for Good Times, Colorado Native Burgers, which highlights the brand’s Colorado roots. In the second quarter, we are kicking off campaigns featuring both value-oriented items and items unique to Good Times that support our Colorado heritage and also have broad appeal among our current and future guests. At Bad Daddy’s, in the fiscal 2026 second quarter we will be featuring a Mediterranean Power Bowl, expanding upon our already popular salad line-up, complemented by two separate regional burger specials. Beginning in March, we will be adopting a Burger of the Month platform to focus more heavily on familiar items with broad customer appeal that are not part of our core menu. Though less complex and more approachable in nature, these items will still be built to Bad Daddy’s exacting standards for quality and flavor.” Zink continued.

Mr. Zink concluded, “I am optimistic that fiscal 2026 will see improved performance for both brands after a difficult 2025. Our leadership teams are committed to delivering better results that we believe starts with understanding our guests’ interactions with our brands while taking swift action to meet their changing needs and communicate the superior food, beverage, and service that both of our brands provide compared to our competitors.”

[1]	Same store sales are a metric used in evaluating the performance of established restaurants and is a commonly used metric in the restaurant industry. Same store sales for our brands are calculated using all company-owned units open for at least 18 full fiscal months and use the comparable operating weeks from the prior year to the current year period’s operating weeks.

[2]	For a reconciliation of Adjusted EBITDA to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information schedules accompanying this release.

1

Conference Call

Management will host a conference call to discuss its fiscal fourth quarter and year ended September 30, 2025, financial results on Tuesday, December 23, 2025, at 5:00 p.m. ET. Hosting the call will be Ryan M. Zink, its Chief Executive Officer and Keri A. August, its Senior Vice President of Finance and Accounting.

The conference call can be accessed live over the phone by dialing 888-210-2831, access code 3024033. The conference call will also be webcast live from the Company's corporate website www.goodtimesburgers.com. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

Good Times Restaurants Inc. (Nasdaq: GTIM)

Good Times Restaurants Inc. owns, operates, and licenses 38 Bad Daddy’s Burger Bar restaurants through its wholly owned subsidiaries. Bad Daddy’s Burger Bar is a full-service “small box” restaurant concept featuring a chef-driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft beers in a high-energy atmosphere that appeals to a broad consumer base. Additionally, through its wholly owned subsidiaries, Good Times Restaurants Inc. owns, operates and franchises 30 Good Times Burgers & Frozen Custard restaurants primarily in Colorado. Good Times is a regional quick-service concept featuring 100% all-natural burgers and chicken sandwiches, signature wild fries, green chili breakfast burritos and fresh frozen custard desserts.

Forward Looking Statements

This press release contains forward looking statements within the meaning of federal securities laws. The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek”, “plan” and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward-looking statements. Such risks and uncertainties include, among other things, the market price of the Company's stock prevailing from time to time, the nature of other investment opportunities presented to the Company, the disruption to our business from pandemics and other public health emergencies, the impact and duration of staffing constraints at our restaurants, the impact of supply chain constraints and the current inflationary environment, the uncertain nature of current restaurant development plans and the ability to implement those plans and integrate new restaurants, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, other general economic and operating conditions, risks associated with the acquisition of additional restaurants, the adequacy of cash flows and the cost and availability of capital or credit facility borrowings to provide liquidity, changes in federal, state, or local laws and regulations affecting the operation of our restaurants, including minimum wage and tip credit regulations, and other matters discussed under the Risk Factors section of Good Times’ Annual Report on Form 10-K for the fiscal year ended September 24, 2024 filed with the SEC, and other filings with the SEC including the Form 10-K for the fiscal year ended September 30, 2025.

Investor Relations Contacts:

Ryan M. Zink, Chief Executive Officer (303) 384-1432

Christi Pennington (303) 384-1440

Category: Financial

2

Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands, except per share amounts)

	Fiscal Quarter Ended		Fiscal Year Ended
	13 Weeks	13 Weeks	53 Weeks	52 Weeks
	September 30, 2025	September 24, 2024	September 30, 2025	September 24, 2024
NET REVENUES:
Restaurant sales	$33,640	$35,602	$140,614	$141,555
Franchise and other revenues	353	224	1,016	825
Total net revenues	33,993	35,826	141,630	142,380

RESTAURANT OPERATING COSTS:
Food and packaging costs	10,689	11,080	43,887	43,704
Payroll and other employee benefit costs	12,021	12,164	49,277	48,689
Restaurant occupancy costs	2,472	2,389	10,230	10,087
Other restaurant operating costs	5,201	5,260	20,737	20,288
Preopening costs	-	-	8	-
Depreciation and amortization	958	942	3,954	3,755
Total restaurant operating costs	31,341	31,835	128,093	126,523

General and administrative costs	2,394	2,757	9,734	10,581
Advertising costs	1,005	863	3,315	3,528
Impairment of long-lived assets	133	499	627	698
(Gain) loss on lease terminations and asset disposals	(414)	(10)	(469)	2
Litigation contingencies	-	-	-	(332)

(LOSS) INCOME FROM OPERATIONS:	(466)	(118)	330	1,380

OTHER INCOME (EXPENSES):
Interest and other expense, net	(43)	(24)	(196)	(125)
Other income	-	-	140	-
Total other income (expenses)	(43)	(24)	(56)	(125)

NET (LOSS) INCOME BEFORE INCOME TAXES:	(509)	(142)	274	1,255
Provision for income taxes	515	426	824	624

NET INCOME:	$6	$284	$1,098	$1,879
Income attributable to non-controlling interests	(9)	(54)	(74)	(266)

NET (LOSS) INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(3)	$230	$1,024	$1,613

NET (LOSS) INCOME PER SHARE, ATTRIBUTABLE TO COMMON SHAREHOLDERS:
Basic	$(0.00)	$0.02	$0.10	$0.15
Diluted	$(0.00)	$0.02	$0.10	$0.14

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	10,582	10,741	10,612	11,047
Diluted	10,582	10,851	10,703	11,148

3

Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands)

	53 Weeks	52 Weeks
	September 30, 2025	September 24, 2024
Selected Balance Sheet Data:
Cash and Cash Equivalents	$2,605	$3,853

Current Assets	$5,254	$6,557

Total Assets	$83,807	$87,118

Current Liabilities	$14,378	$15,687

Shareholders’ Equity	$33,811	$33,088

Supplemental Information for Company-Owned Restaurants (dollars in thousands):

	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard
	Fourth Fiscal Quarter		Fiscal Year		Fourth Fiscal Quarter		Fiscal Year
	13 weeks	13 weeks	53 weeks	52 weeks	13 weeks	13 weeks	53 weeks	52 weeks
	2025	2024	2025	2024	2025	2024	2025	2024
Restaurant sales	$23,977	$25,644	$101,385	$103,539	$9,663	$9,958	$39,229	$38,016

Restaurants open at beginning of period	39	40	39	40	27	26	25	25

Restaurants opened or acquired during period	-	-	-	-	-	-	2	1

Restaurants closed during period	1	1	1	1	-	1	-	1
Restaurants open at period end	38	39	38	39	27	25	27	25

Restaurant operating weeks	506	514	2,065	2,074	351	335	1,418	1,309

Average weekly sales per restaurant	$47.4	$49.8	$49.1	$49.9	$27.5	$29.7	$27.7	$29.0

4

Margin Analysis:

	Quarter Ended				Year-to-Date Period Ended
	13 Weeks		13 Weeks		53 Weeks		52 Weeks
	September 30, 2025		September 24, 2024		September 30, 2025		September 24, 2024
Bad Daddy’s Burger Bar [1]:
Restaurant sales	$23,977	100.0%	$25,644	100.0%	$101,385	100.0%	$103,539	100.0%
Restaurant operating costs (exclusive of depreciation and amortization and pre-opening costs):
Food and packaging costs	7,586	31.6%	7,999	31.2%	31,520	31.1%	32,155	31.1%
Payroll and benefits costs	8,555	35.7%	8,791	34.3%	35,325	34.8%	35,831	34.6%
Restaurant occupancy costs	1,617	6.7%	1,580	6.2%	6,658	6.6%	6,796	6.6%
Other restaurant operating costs	3,836	16.0%	3,895	15.2%	15,373	15.2%	15,364	14.8%
Restaurant-level operating profit (a non-GAAP measure)	$2,383	9.9%	$3,379	13.2%	$12,509	12.3%	$13,393	12.9%
Good Times Burgers & Frozen Custard:
Restaurant sales	$9,663	100.0%	$9,958	100.0%	$39,229	100.0%	$38,016	100.0%
Restaurant operating costs (exclusive of depreciation and amortization and pre-opening costs):
Food and packaging costs	3,103	32.1%	3,081	30.9%	12,367	31.5%	11,549	30.4%
Payroll and benefits costs	3,466	35.9%	3,373	33.9%	13,952	35.6%	12,858	33.8%
Restaurant occupancy costs	876	9.1%	901	9.0%	3,655	9.3%	3,411	9.0%
Other restaurant operating costs	1,446	15.0%	1,385	13.9%	5,730	14.6%	4,992	13.1%
Restaurant-level operating profit (a non-GAAP measure)	$772	8.0%	$1,218	12.2%	$3,525	9.0%	$5,206	13.7%
Other[1]:
Restaurant occupancy costs	$(21)	(0.0%)	$(92)	(0.3%)	$(83)	(0.0%)	$(120)	(0.0%)
Other restaurant operating costs	(81)	(0.2%)	(20)	(0.0%)	(366)	(0.3%)	(68)	0.0%
Restaurant-level operating profit (a non-GAAP measure)	$102	0.3%	$112	0.3%	$449	0.3%	$188	0.1%
Total restaurant-level operating profit (a non-GAAP measure)	$3,257	9.7%	$4,709	13.2%	$16,483	11.7%	$18,787	13.3%

[1]	Prior to fourth quarter 2025, certain general and administrative activity now included in Other was combined and reported with the Bad Daddy's segment. In order to better align with our internal reporting and provide a better representation of restaurant-level operations, beginning with fourth quarter 2025, this activity has been removed from the Bad Daddy's segment. Fiscal 2024 figures have been recast for comparability.

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues (as opposed to total revenues).

5

Reconciliation of U.S. GAAP Results to Non-GAAP Measurements

Reconciliation of (Loss) Income from Operations to Non-GAAP Restaurant-Level Operating Profit

(In thousands)

	Quarter Ended		Year-to-Date Period Ended
	13 Weeks	13 Weeks	53 Weeks	52 Weeks
	September 30, 2025	September 24, 2024	September 30, 2025	September 24, 2024
(Loss) income from operations	$(466)	$(118)	$330	$1,380
Less:
Franchise and other revenues	353	224	1,016	825
Add:
General and administrative	2,394	2,757	9,734	10,581
Depreciation and amortization	958	942	3,954	3,755
Advertising costs	1,005	863	3,315	3,528
Impairment of long-lived assets	133	499	627	698
Litigation contingencies	-	-	-	(332)
(Gain) loss on lease terminations and asset disposals	(414)	(10)	(469)	2
Pre-opening costs	-	-	8	-
Restaurant-level operating profit	$3,257	$4,709	$16,483	$18,787

6

The Company believes that restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenues minus restaurant-level operating costs, excluding restaurant closures and impairment costs. The measure includes restaurant-level occupancy costs, which include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance and other property costs, but excludes depreciation. The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general and administrative costs, and therefore excludes occupancy costs associated with selling, general and administrative functions, and pre-opening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded because, like depreciation and amortization, they represent a non-cash charge for the Company’s investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation, or as an alternative, to income (loss) from operations or net income (loss) as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies. The tables above set forth certain unaudited information for the current and prior year fiscal quarters and year-to-date periods for fiscal 2025 and fiscal 2024, expressed as a percentage of total revenues, except for the components of restaurant operating costs, which are expressed as a percentage of restaurant revenues.

	Quarter Ended		Fiscal Year Ended
	13 Weeks	13 Weeks	53 Weeks	52 Weeks
	Sept. 30, 2025	Sept. 24, 2024	Sept. 30, 2025	Sept. 24, 2024
Calculation of Adjusted EBITDA
Net (loss) income attributable to common shareholders, as reported	$(3)	$230	$1,024	$1,613
Depreciation and amortization	977	966	4,049	3,849
Depreciation and amortization attributable to non-controlling interest	(26)	(26)	(101)	(92)
Interest expense, net	43	24	196	125
Provision for income taxes	(515)	(426)	(824)	(624)
EBITDA	476	768	4,344	4,871
Preopening expense	-	-	8	-
Non-cash stock-based compensation	25	28	112	134
Asset impairment	133	499	627	698
Non-cash gain on lease terminations and asset disposals	(708)	(20)	(763)	2
Non-cash gain on disposal of assets attributable to non-controlling interest	-	-	(3)	(10)
Litigation contingencies	-	-	-	(332)
Adjusted EBITDA	$(74)	$1,275	$4,325	$5,363

Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income (loss) or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. This measure is presented because we believe that investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations.

Adjusted EBITDA is calculated as net income (loss) before interest expense, provision for income taxes and depreciation and amortization and further adjustments to reflect the additions and eliminations presented in the table above.

7

Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, closure costs and restaurant impairments, and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that Adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies, and our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.